                            SCHEDULE 13D, Amendment No. 10

          CUSIP NO. 023426-70-3                         Page 17 of 19 pages

                         ASSIGNMENT AND ASSUMPTION AGREEMENT

                    THIS ASSIGNMENT AND ASSUMPTION AGREEMENT made the 17th day of January, 1995, by and between Investor International (U.S.), Inc. ("Assignor") (formerly known as Patricia
          Investments, Inc.), a Delaware corporation, and Investor International AB ("Assignee"), a Swedish corporation.

                                     WITNESSETH:

                    WHEREAS, all of the issued and outstanding common stock of Assignor is owned by Assignee; and

                    WHEREAS, on December 28, 1994, Assignor transferred to Assignee all 4,909,451 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of AMDURA Corporation (the "Company"), a Delaware corporation, beneficially owned by Assignor; and

                    WHEREAS, the Company and Assignor have entered into (i) a Registration Rights Agreement dated as of November 30, 1991, providing for registration rights in respect of the shares of Common Stock issued by the Company to Assignor pursuant to the Company's Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code confirmed by the United States Bankruptcy Court for the District of Colorado, as modified and amended, and
          (ii) a Registration Rights Agreement dated as of December 23, 1992, providing for registration rights in respect of the shares of Common Stock issued by the Company to Assignor upon conversion of Preferred Stock of the Company issued by the Company to Assignor in connection with the consummation of the Restructuring of the Company's and certain of its subsidiaries' obligations under the Existing Loan Documents (as such terms are defined in such agreement) (together, the "Registration Rights Agreements");

                    WHEREAS, Subsection 12(f)(iii) of each Registration Rights Agreement provides that the Registration Rights Agreement "shall be binding upon and inure to the benefit of the successors and assigns of the Company and each Holder (other than a transferee of Shares in a Public Sale in such capacity) when such successor or assign has delivered to the Company an executed counterpart hereof or its written agreement to be bound by this Agreement"; and

                    WHEREAS, Assignor and Assignee wish to enter into this Assignment and Assumption Agreement for the purpose of accomplishing the assignment of such Registration Rights


                                     Exhibit 23


                            SCHEDULE 13D, Amendment No. 10


          CUSIP NO. 023426-70-3                         Page 18 of 19 pages

          Agreements from Assignor to Assignee and the assumption of such Registration Rights Agreements by Assignee.

                    NOW, THEREFORE, FOR VALUE, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, Assignor and Assignee agree as follows:

                    1. Assignor does hereby assign, transfer and deliver unto Assignee all of Assignor's rights, title, interest, claims and demands in, to and under, or derived from, the Registration Rights Agreements, to have and to hold unto Assignee, its successors and assigns forever.

                    2. Assignee hereby assumes Assignor's obligations under the Registration Rights Agreements and agrees to be bound by such Registration Rights Agreements.

                    3. Assignor and Assignee shall execute and deliver, or cause to be executed and delivered, from time to time hereafter, upon request, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Assignment and Assumption Agreement.

                    4. Unless the context otherwise requires, all capitalized words and phrases used but not defined herein and defined in the Registration Rights Agreements shall have the meaning attributed thereto in the Registration Rights Agreements.

                    IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the day and year first set forth above.


                                        ASSIGNOR

                                        Investor International (U.S.), Inc.

                                        By:  /s/ Fredrik Nilert
                                             ------------------------------

                                        Name:  Fredrik Nilert
                                               ----------------------------

                                        Title:  Chief Operating Officer
                                                ---------------------------


                                      Exhibit 23


                            SCHEDULE 13D, Amendment No. 10


          CUSIP NO. 023426-70-3                         Page 19 of 19 pages




                                        ASSIGNEE

                                        Investor International AB

                                        By:  /s/ Anders Rydin
                                             ------------------------------

                                        Name:  Anders Rydin
                                               ----------------------------

                                        Title:  President
                                                --------------------------
































                                      Exhibit 23

                                         E-3